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                                                                    EXHIBIT 99.1

                             [SCI NEWS LETTERHEAD]

FOR IMMEDIATE RELEASE;

                       SERVICE CORPORATION INTERNATIONAL
                          ANNOUNCES MANAGEMENT CHANGE

HOUSTON, TEXAS, NOVEMBER 18, 1999 . . . Service Corporation International (NYSE:
SRV), the world's largest funeral and cemetery company, announced today that George R. Champagne, the Company's Chief Financial Officer, is leaving the Company. Mr. Champagne will remain associated with the Company in a consulting capacity. The Company also announced that Todd A. Matherne, the Company's Senior Vice President and Treasurer, has been appointed the Company's Chief Financial Officer on an interim basis.

As of September 30, 1999, SCI affiliates operated 3,823 funeral service locations, 524 cemeteries and 198 crematoria. SCI provides funeral and cemetery services in 20 countries on five continents.

For additional information contact:

SCI: Debbie E. Fisher -- Director/Investor Relations Tel: (713) 525-9088 Eric D. Tanzberger -- Assistant Controller/
                            Investor Relations             Tel: (713) 525-7768
      W. Cardon Gerner -- Vice President/Controller        Tel: (713) 525-9121

Other Service Corporation International and press releases are available through Company News On-Call by fax, (800) 758-5804, extension 104532, or at http://www.prnewswire.com or SCI's homepage: http://www.sci-corp.com.